                                                                    EXHIBIT  3.1




                                    BY-LAWS

                                       OF

                               OFFICE DEPOT, INC.

                             A DELAWARE CORPORATION


                                   ARTICLE I
                                   ---------

                                   OFFICES
                                   -------

         Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by resolution of the Board of Directors.

         Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year within one hundred sixty (160) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Chairman of the Board or the Chief Executive Officer of the corporation; provided, that if the Chairman of the Board or the Chief Executive Officer does not act, the Board of Directors shall determine the date, time and place of such meeting.

         Section 2.      Special Meetings.  Special meetings of
stockholders may be called for any purpose and may be held at such time and place as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be





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called at any time by the Chairman of the Board, the Chief Executive Officer
or, if directed by resolution of the Board of Directors, the Secretary.

         Section 3.      Place of Meetings.  Annual and special
meetings may be held within or without the State of Delaware. If no designation is made, the place of meeting shall be the principal executive office of the corporation.

         Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5. Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who complies with the requirements of this Article II, Section 5 and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely advance notice thereof in writing to the Secretary of the corporation. To be timely in connection with an annual meeting, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 90 days prior to the date of the previous year's annual meeting; provided, however, that if the date of an annual meeting differs from that of the previous year by more than 30 days, notice by the stockholder, to be timely, must be so delivered or received not later than seven days after notice of such meeting has been given (or such greater period of time as is set forth in such notice). To be timely in connection with a special meeting, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seven days after notice of such




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meeting has been given (or such greater period of time as is set forth in such notice). A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the meeting, (i) a description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such notice, the dates upon which such shares were acquired and documentary support for such beneficial ownership claim, (iv) any financial interest of the stockholder in such proposal, and (v) if such proposal includes the nomination of directors, the information required by Article III, Section 3. The presiding officer of the meeting of stockholders shall determine whether the requirements of this
Article II, Section 5 have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article II, Section 5, he or she shall notify the proposing stockholder of such determination within a reasonable period of time prior to the meeting and shall so declare at the meeting, and any such proposal shall not be acted upon at the meeting. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as (i) shall have been set forth in the notice relating to such meeting required by Article II, Section 4 or as shall constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate or (ii) as shall have been brought before such special meeting by any stockholder of the corporation who complies with the requirements of this Article II, Section 5, as shall otherwise be proper subjects for stockholder action at such special meeting and as shall be properly introduced at such meeting.

         Section 6. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



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         Section 7.      Quorum.  The holders of a majority of the
outstanding shares of common stock present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it shall not be broken by the subsequent withdrawal of the stockholders or their proxies.

         Section 8.      Adjourned Meetings. When a meeting is
adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. Voting by Stockholders on Matters Other Than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation or these by-laws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at a meeting of stockholders at which a quorum is present. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the Exchange Act) or any provision of the Internal Revenue Code of 1986 (the Code), including Code Section 162(m), in each case for which no higher voting requirement is specified by the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation or these by-laws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or such Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.



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         Section 10.     Voting by Stockholders in the Election of
Directors. Unless otherwise provided in the certificate of incorporation of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

         Section 11. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to
Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

         Section 12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

         Section 13. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be



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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested, provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

         Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. Number, Election and Term of Office. The number of directors which shall constitute the Board of Directors shall be established from time to time by resolution of the Board of Directors. The Board of Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

         Section 3. Nomination of Directors. Subject to such rights of the holders of one or more outstanding series of preferred stock of the corporation to elect one or more directors in case of arrearages in the payment of dividends as shall be prescribed in the certificate of incorporation of the corporation or in the resolutions of the Board of Directors providing for the establishment of any such series, only persons who are nominated in accordance with the procedures set forth in this Article III, Section 3 shall be eligible for election as, and to serve as,



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directors.  Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which directors are to be elected
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation entitled to vote at such meeting in the election of directors who complies with the requirements of this Article III, Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the corporation. To be timely in connection with an annual meeting, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 90 days prior to the date of the previous year's annual meeting; provided, however, that if the date of an annual meeting differs from that of the previous year by more than 30 days, notice by the stockholder, to be timely, must be so delivered or received not later than seven days after notice of such meeting has been given (or such greater period of time as is set forth in such notice). To be timely in connection with a special meeting, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seven days after notice of such meeting has been given (or such greater period of time as is set forth in such notice). A stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the corporation beneficially owned by such person, (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected,, and (v) any other information required by Regulation 14(a)-8 under the Securities Exchange Act of 1934 or any replacement thereof and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the number of shares of each class of voting stock of the corporation which are then beneficially owned by such stockholder, the dates upon which such shares were acquired and documentary support for such beneficial ownership claim. The presiding officer of the meeting of stockholders shall determine whether the requirements of
Article III, Section 3 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Article III, Section 3, he shall notify the proposing stockholder of such determination within a reasonable period of time prior to the meeting and shall so declare at the meeting, and the defective nomination shall be disregarded.



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         Section 4.      Removal and Resignation.  Any director or the
entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 5.      Vacancies.  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided.

         Section 6. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of stockholders.

         Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held within or without the State of Delaware and without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called (i) by the Chairman of the Board or the Chief Executive Officer on at least 24 hours prior notice to each director, either personally, by telephone, by mail, by telegraph or by telecopy or (ii) upon the request of any director, by the Secretary on at least 72 hours such prior notice.

         Section 8.      Chairman of the Board.  The Chairman of the
Board shall be appointed by resolution of the Board of Directors and shall preside at all meetings of the Board of Directors and stockholders.

         Section 9. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to



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time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these By-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names and have as many members as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 11. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

         Section 12. Executive Committee. The Executive Committee shall consist of members of the Board of Directors who shall from time to time be appointed to such committee by resolution of the Board of Directors. To the extent provided in the resolution establishing the Executive Committee or any subsequent resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except that the committee shall have no authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the By-laws of the corporation, electing or removing directors or officers of the



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corporation or members of the Executive Committee, declaring dividends or amending, altering, or repealing any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered or repealed by the Executive Committee.

         Section 13. Audit Committee. The Audit Committee shall consist of members of the Board of Directors who shall from time to time be appointed to such committee by resolution of the Board of Directors. The Audit Committee shall recommend to the Board of Directors the appointment of the corporation's independent accountants. The Audit Committee shall meet with the independent auditors to discuss the scope of the audit, any nonaudit related assignments, fees, the independence of the accountants, the results of the audit and the effectiveness of the corporation's internal accounting controls, which discussions the Audit Committee shall then report to the Board of Directors. The Audit Committee shall be accessible to the independent accountants, with or without management's knowledge, to discuss auditing and any other accounting matters.

         Section 14.     Compensation Committee.  The Compensation
Committee shall consist of members of the Board of Directors who shall from time to time be appointed to such committee by resolution of the Board of Directors. The Compensation Committee shall recommend action by the Board of Directors regarding the salaries and incentive compensation of elected officers of the corporation. The Compensation Committee shall also review the compensation of certain other principal management employees and administer the employee benefit plans of the corporation.

         Section 15.     Nominating Committee.  The Nominating
Committee shall consist of members of the Board of Directors who shall from time to time be appointed to such committee by resolution of the Board of Directors. The Nominating Committee shall evaluate the performance of incumbent directors, consider nominees recommended by management or stockholders of the corporation, and develop its recommendations to be presented to the Board of Directors for their approval.

         Section 16.     Stock Option Plan Committee.  The Board of
Directors may appoint a Stock Option Plan Committee comprised of two or more directors, each of whom meet the qualifications for disinterested directors as set forth under Rule 16b-3 under the Exchange Act and for outside directors as set forth under Section 162(m) of the Code. Unless otherwise directed by resolution of the Board of Directors, the Stock Option Plan Committee shall administer the stock option plans of the corporation. If no Stock Option Plan Committee is appointed, the Compensation Committee shall perform the functions of the Stock Option Plan Committee, in which case the Compensation Committee shall be comprised of two or



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more directors, each of whom meet the qualifications for disinterested directors as set forth under Rule 16b-3 and for outside directors as set forth under Section 162(m).

         Section 17. Use of Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute attendance and presence in person at the meeting of the person or persons so participating.

         Section 18.     Waiver of Notice and Presumption of Assent.
Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, unless such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

         Section 19. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 20. Compensation. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors by written resolution. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.



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                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

         Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice-Presidents, a Treasurer, a Secretary and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors.
Any number of offices may be held by the same person, except that neither the Chairman of the Board nor the President shall also hold the office of either Treasurer or Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the office of Secretary shall be filled as expeditiously as possible.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the next annual meeting of the Board of Directors or until a successor is duly elected and qualified or until his or her earlier resignation or removal as herein provided.

         Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by resolution of the Board of Directors.

         Section 5. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

         Section 6.      Chief Executive Officer.  The Chief Executive
Officer shall be the chief executive officer of the corporation and shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, the Chief Executive Officer shall have general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as the Board



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of Directors or these By-laws may, from time to time, prescribe.  Whenever the office of President is vacant or the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

         Section 7. The President. The President shall be the chief operating officer and, subject to the powers of the Board of Directors and the Chief Executive Officer, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer, or these By-laws may, from time to time, prescribe.

         Section 8.      Chief Financial Officer.  The Chief Financial
Officer of the corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the office of Treasurer. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer, the President, or these By-laws may, from time to time, prescribe. If no Treasurer is elected, the Chief Financial Officer shall perform all the duties and responsibilities and exercise all of the powers of the Treasurer.

         Section 9. Vice-Presidents. The Vice-President, or if there shall be more than one, the Vice-Presidents, shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or these By-laws may, from time to time, prescribe.

         Section 10.     The Treasurer and Assistant Treasurer.  The
Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors, shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Treasurer's actions. The Treasurer shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer, the President, or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or these By-laws may, from time to time, prescribe.

         Section 11. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President, or these By-laws may, from time to time, prescribe and shall have custody of the corporate seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Secretary or Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or these By-laws may, from time to time, prescribe.

         Section 12.     Other Officers, Assistant Officers and
Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

         Section 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE V
                                   ---------

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
               -------------------------------------------------

         Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (proceeding), by reason of the fact that he or she is or was a director or officer of the corporation (which term shall include any predecessor corporation of the corporation) or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided however, that, except as provided in Section 2 of this
Article V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) which has been initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article V shall be a contract right and, subject to Section 2 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of

Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately is determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

         Section 2. Claims. Any indemnification of a director or officer of the corporation or advance of expenses under Section 1 of this
Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within 30 days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. Rights Not Exclusive. The rights conferred on any person by Sections 1 and 2 of this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under these By-laws, any statute, the certificate of incorporation, any agreement, any vote of stockholders or disinterested directors or otherwise.

         Section 4. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation may be indemnified and may have their expenses paid to the extent and subject to such terms and conditions as may be authorized at any time or from time to time by the Board of Directors.

         Section 5. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

         Section 6.      Contract Right.  The provisions of this
Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this
Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         Section 7. Merger or Consolidation. For purposes of this Article V, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI
                                   ----------

                             CERTIFICATES OF STOCK
                             ---------------------

         Section 1.      Form.  Every holder of stock in the
corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board, the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such Chairman of the Board, President, Vice-President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar or both in connection with the transfer of any class or series of securities of the corporation.

         Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation or to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 3.      Fixing a Record Date for Stockholder
Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 4.      Fixing a Record Date for Action by Written
Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 6.      Registered Stockholders.  Prior to the
surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                  ARTICLE VII
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may

         Section 8.      Inspection of Books and Records.  Any
stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         Section 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

         Section 11. Election out of Section 203. The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware. The By-law amendment adopting this provision shall not be further amended by the Board of Directors of the corporation.

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

         These By-laws may be amended, altered, or repealed and new By-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the By-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

         Section 8.      Inspection of Books and Records.  Any
stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         Section 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

         Section 11. Election out of Section 203. The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware. The By-law amendment adopting this provision shall not be further amended by the Board of Directors of the corporation.

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

         These By-laws may be amended, altered, or repealed and new By-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the By-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.



                                     -22-